FIRST ESSEX BANCORP, INC.

                  Senior Management Incentive Compensation Plan

SECTION I. PURPOSE

The purpose of the First Essex Bancorp, Inc. Senior Management Incentive Compensation Plan (the "Plan") is to provide incentive compensation to Plan Participants whose job performance can have a measurable impact on the achievement of critical business objectives. The Plan is designed to:

a)   Encourage and sustain teamwork among the Participants

b) Reward Participants for the attainment of Company and Participant objectives

c) Ensure the Company's compensation program is competitive with organizations in the appropriate marketplace

d)   Strengthen the communication of important business objectives

SECTION II. DEFINITIONS

"Bank" means First Essex Bank, FSB.

"Board" means the Board of Directors of the Company.

"Company" means First Essex Bancorp, Inc. which owns the Bank and other subsidiaries.

"Committee" means the outside directors on the Compensation and Nominating Committee responsible for the application of the Executive compensation program.

"Executive" means a senior officer of the Company/Bank/subsidiary.

"Incentive Award" means the dollar amount payable to a Participant.

"Incentive Award Opportunity" means the Incentive Award range (Threshold - Target - Maximum) that may be earned by a Plan Participant.

"Maximum Award" means the highest Incentive Award that can be earned by a Plan Participant.

"Operating Measures" means the financial measures used by the Committee to judge the Company's Performance.

"Performance" means the Company's and the Plan Participant's Performance at the end of the Plan Year.

"Performance-Plan" means the projected operating budget of the Company and the performance of the Plan Participant, both set at the beginning of the Plan Year.

"Plan" means the First Essex Bancorp, Inc. Senior Management Incentive Compensation Plan.

"Plan Participant" means an Executive selected to participate in the Plan.

"Plan Year" means the twelve-month period commencing with the Company's fiscal year.

"Target Award" means the Incentive Award that can be earned when Performance meets the Performance-Plan.

"Threshold Award" means the Incentive Award that can be earned when Performance is at the least acceptable level.

"Tier" means the organizational level of the Plan Participant.

"Weighting" means the percentage relationship between Company and Participant Performance assigned each Plan Year.
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SECTION III. ADMINISTRATION

The Committee administers the Plan. The Committee has complete discretion and authority with respect to the Plan and its application, except as expressly limited by the Plan.

The Company reserves the right to amend or terminate the Plan at any time, by action of its Board, provided that no such action shall adversely affect Incentive Awards for any Plan Year ended before the date of such action.

The Committee may authorize payment of awards if overall results are below the agreed-to Performance-Plan threshold for the year. Such action may occur if the Company revises the business plan during the year, if business conditions change, tax losses are taken, the Company engages in an acquisition, and the like. Generally, however, awards will only be paid when the Company is profitable.

Decisions of the Committee regarding Plan administration are final and binding on all parties.

The Plan will be governed in accordance with the laws of the Commonwealth of Massachusetts.

SECTION IV. EFFECTIVE DATE OF THE PLAN

The Plan is effective January 1, 1998 and for each fiscal year thereafter unless terminated by the Board.

SECTION V. ELIGIBILITY AND PARTICIPATION

Senior officers of the Company, First Essex Bank, FSB (the "Bank"), or other subsidiaries of the Company who do not receive commission payments may be eligible to participate in the Plan. For each Plan Year, the Committee shall review and approve the Participants. Participants are selected for participation in the Plan shortly after the close of business each year. Selection in one year does not guarantee participation in the future. The name of each Participant and the amount (percent of base salary) of their individual Incentive Award Opportunity shall be listed in an addendum (A) to the Plan each Plan Year. A Participant who terminates employment before the end of a Plan Year shall not be eligible to receive an award under the Plan for such Plan year unless such termination is for reasons of retirement after attainment of age 55, disability or death. In the event of death, the award will be paid to the beneficiary of record on the Company's group life insurance plans unless the Participant makes other arrangements.

SECTION VI. DETERMINATION OF INCENTIVE COMPENSATION

A.   Overview:

1. Each participant is assigned to an organizational Tier and a corresponding Incentive Award Opportunity.

2. The Incentive Award Opportunity is weighted to capture the Participant's impact on Company and Participant Performance.

3.   A Performance-Plan is established each Plan Year.

4.   Performance is measured at year-end.

5.   Award recommendations are determined by:

     a) Measuring Company Performance (if Threshold Performance is not achieved, awards may not be paid) and calculating the corresponding Incentive Award

     b) Measuring Participant Performance and calculating the corresponding Incentive Award
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     c)   Totaling the two Incentive Awards

B.   Target Award

Each Participant's Target Award is a function of his/her base salary and impact on the business at the end of the Plan Year. Participants are grouped into three Tiers depending on the nature and responsibilities of their positions.

1.   Tier Criteria:

     a) Tier I means Executive positions responsible for strategic shareholder interests and overall Company success.

     b) Tier II means Executive positions reporting to the CEO and who have significant Company impact.

     c) Tier III means Officer positions with primary impact on a focused area.

2.   Incentive Award Opportunity

Incentive Award Opportunities are designed to provide awards that are meaningful when rigorous objectives are met. The Threshold levels are considerably lower than the Target Awards as the purpose of the Plan is to reward for meeting the Performance-Plan.

The Incentive Award Opportunities are reviewed and established each Plan Year by the Committee.

C.   Weighting

The award opportunity is weighted to reflect the degree of impact each Participant has on the overall business. Weights will be established at the beginning of each year. The weighting process separates the target award into two earnings streams: one for Company Performance; the other for Participant Performance.

The Weighting is reviewed and established each year by the Committee.

D.   Performance Measurement

After the close of the Plan Year, management and the Committee will measure Company and Participant Performance.

SECTION VII. ESTABLISHMENT OF PERFORMANCE OBJECTIVES

Performance objectives for each fiscal year are established by the management team and approved by the Committee and the Board.

The Performance-Plan for the Company will include relevant Operating Measures and appropriate levels of Performance as determined appropriate by the Executives and the Committee. The accrual for Incentive Awards is included in the Performance-Plan.

Each Plan Participant will identify Department/Team/Individual objectives at the beginning of the Plan Year. The CEO and the Committee will approve these.
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SECTION VIII. MISCELLANEOUS

1.   Award Distribution

The Committee distributes the awards as soon after the end of the Plan Year as practical (normally within one quarter) after approval.

Awards for Participants hired during the Plan Year may be prorated, at the discretion of the Chief Executive Officer and with approval of Committee, to reflect the time period employed.

2.   Tax Consequences

All applicable taxes (e.g., Federal, State, FICA) will be withheld from the Incentive Award when it is paid.

3.   Pledge, Encumbrance, Funding

No Incentive Award under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change prior to actual receipt thereof by the payee; any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void, and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of person entitled to any Incentive Award under the Plan.

The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with regard to segregating assets of the Bank or the Company for payment of any Incentive Awards thereunder. No Participant or other person shall have any interest in any particular assets of the Bank or the Company by reason of the right to receive an Incentive Award under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

4.   Continued Employment

Nothing contained herein confers upon any Participant or other senior executive, the right to be retained in the service of the Bank or the Company or limits the right of the Bank or the Company to discharge or otherwise deal with any Participant or other senior executive without regard to the existence of the Plan.